UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 7, 2011

PEOPLE’S LIBERATION, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-16075 (Commission File Number)	86-0449546 (I.R.S. Employer Identification No.)

1212 S. Flower Street, 5th Floor, Los Angeles, CA 90015

(Address of Principal Executive Offices/Zip Code)

(213) 745-2123
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Since July 1, 2008, Bella Rose, LLC, a wholly owned subsidiary of People’s Liberation (“BR”, and together with People’s Liberation, the “Sellers”), has marketed and distributed J. Lindeberg branded apparel in the United States on an exclusive basis through J. Lindeberg USA, LLC (“Lindeberg USA”) and its wholly owned subsidiary, J. Lindeberg USA Retail, LLC.  Lindeberg USA is owned 50% by BR and 50% by J. Lindeberg USA Corp. (“Buyer”).

On April 7, 2011, Sellers entered into a Unit Purchase Agreement (the “Agreement”) with Buyer, pursuant to which Buyer agrees to acquire BR’s 50% membership interest in Lindeberg USA.  In consideration for the 50% membership interest in Lindeberg USA, Buyer will pay to Sellers an aggregate of $1,650,000, of which $900,000 will be paid upon the closing of the transaction and $750,000 will be paid on the six month anniversary of the closing of the transaction.  The transaction is subject to customary closing conditions, including delivery of required third party consents.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

People’s Liberation, Inc.
Date: April 13, 2011	/s/ Colin Dyne Colin Dyne Chief Executive Officer